UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS employment identification no.)

550 Bowie Street

Austin, Texas  78703

(Address of principal executive offices)

Registrant's telephone number, including area code

512-477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 10, 2008, the Company’s Board of Directors declared a dividend of $0.20 per share, payable April 22, 2008 to shareholders of record at the close of business on April 11, 2008.

At the Company’s shareholder meeting on March 10, 2008 (the “Shareholder Meeting”), the Company announced its plans to open 25 to 30 stores in fiscal year 2009.

Set forth below are the matters voted on at the Shareholder Meeting and the results of the voting:

1.             To elect eight directors of the Company.

NAME	FOR	WITHHELD

John B. Elstrott	116,010,988	2,056,585

Gabrielle E. Greene	116,380,679	1,686,894

Hass Hassan	116,203,128	1,864,445

John P. Mackey	104,299,918	13,767,655

Morris J. Siegel	116,282,256	1,785,317

Ralph Z. Sorenson	115,900,250	2,167,323

                All director nominees were duly elected.

2.	Ratification of the appointment of Ernst & Young, LLP as independent public accountants for fiscal year 2008.

FOR	AGAINST	ABSTAIN	BNV

116,404,694	413,700	1,249,179	0

                The Motion was ratified.

3.	Shareholder proposal regarding the future election of the members of the Board of Directors by a majority vote.

FOR	AGAINST	ABSTAIN	BNV

10,196,535	73,563,945	1,478,368	32,828,725

                The proposal was rejected.

4.	Shareholder proposal regarding separating the roles of company Chairman of the Board and CEO.

FOR	AGAINST	ABSTAIN	BNV

22,787,336	61,058,401	1,393,111	32,828,725

                The proposal was rejected.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date:	March 13, 2008	By:	/s/ Glenda Chamberlain
Glenda Chamberlain,
Executive Vice President
and Chief Financial Officer